UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016

Omega Protein Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-14003 (Commission File Number)	76-0562134 (I.R.S. Employer Identification No.)

2105 CityWest Boulevard Suite 500 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 623-0060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 25 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Performance Unit Plan

On March 8, 2016, the Board of Directors (the “Board”) of Omega Protein Corporation (the “Company”) approved the Omega Protein Corporation 2016 Cash Incentive Performance Unit Plan (the “2016 Performance Unit Plan”), which will be administered by the Compensation Committee of the Board (the “Committee”). Under the 2016 Performance Unit Plan, the Committee may grant Performance Units to eligible employees of the Company and its affiliates. The Company believes that the 2016 Performance Unit Plan will enable it to obtain and retain the services of employees by encouraging their commitment, motivating their superior performance by means of long-term performance related incentives, encouraging and providing them with a program that links and aligns their personal interests to those of the Company’s stockholders, attracting and retaining them by providing competitive incentive compensation opportunities, and enabling them to share in the long-term growth and success of the Company.

The Performance Units provide for a cash incentive award, the amount of which will be determined by reference to the performance of the Company’s common stock during the relevant performance period compared to the performance of the Russell 2000 Index (the “Peer Group”) during that same period. The value of the Performance Units will be measured based on the Company’s performance in each of the three following periods: (i) January 1, 2016 to December 31, 2016, (ii) January 1, 2017 to December 31, 2017, and (iii) January 1, 2018 to December 31, 2018. One third of the Performance Units granted to an employee will be earned at the end of each calendar year of the performance period and will be valued for the calendar year based on the Total Shareholder Return (“TSR”) of the Company compared to the TSR of the Peer Group. At the end of each calendar year in the performance period, subject to review and certification of results by the Committee, the employee will accrue a cash bonus based on the value of his or her Performance Units earned for that calendar year. Accrued cash bonuses for all three years will be paid within 60 days after the end of the performance period which will be December 31, 2018.

The comparison of the Company’s TSR to the Peer Group TSR will generate a percentage that will relate to one of four quartiles: i) less than 25%, ii) 25% up to 50%, iii) 50% up to 75%, and iv) greater than 75%.

That quartile will determine the value of a Performance Unit as set forth below:

	Company Comparison to Peer Group	Value of a Performance Unit
Maximum	75th % Quartile	$2.00
Target	50th % Quartile	$1.00
Threshold	25th % Quartile	$0.50
Below Threshold	< 25th % Quartile	$0

Payments between quartiles will be interpolated, unless the Company’s TSR is below the 25th quartile, in which case no payment would be made, or unless the Company’s TSR is above the 75th quartile in which case the value of the Performance Unit is capped at $2.00. In the event that the Company’s TSR is negative during the performance measurement period, the maximum value of the Performance Unit for that period would be capped at $1.00.

TSR for the Company is calculated with respect to each performance period by dividing (a) the average closing price of the Company’s common stock for the last 25 trading days of the applicable performance period, less the average closing price of the Company’s common stock for the 25 trading days immediately preceding the performance period, by (b) the average closing price of the Company’s common stock for the 25 trading days immediately preceding the performance period. TSR is calculated with respect to each performance period for the companies in the Peer Group on the same basis as TSR is calculated for the Company.

If any Performance Units are earned for the completed performance period, the employee will accrue such units until the end of the three year performance period. At the end of the three year performance period, the employee will be paid within 60 days following the end of the three year performance period, a cash amount equal to that employee’s number of Performance Units earned for each one year period multiplied by the value of the Performance Units for that corresponding one year period, as set forth in the above chart (subject to the employee’s continuing employment through the payment date, except that payment will still be made in the case of an employee’s separation from service due to his or her death or disability with respect to Performance Units that have been earned for a plan year prior to the date of such separation which will be paid within 30 days after the date of separation due to disability or death).

Upon a Change in Control prior to the expiration of the performance period or prior to the payment date, the Performance Units that have been earned for completed years of the performance period will be paid no later than 30 days after the date of the Change in Control, and for incomplete calendar years the earning of the remaining Performance Units granted to a Participant will be accelerated as of the date of the Change in Control and valued at the target value as provided in the chart above. Such amounts will be paid no later than 30 days after the date of the Change in Control.

This description of the 2016 Performance Unit Plan does not comport to be complete and is qualified in its entirety by reference to the 2016 Performance Unit Plan, which is incorporated herein by reference and is attached hereto as Exhibit 10.1.

On March 8, 2016 the Board awarded the following grants of Performance Units under the 2016 Performance Unit Plan to four of the five Named Executive Officers identified in the Company’s Proxy Statement for its 2015 Annual Meeting of Stockholders (the “NEOs”) listed below:

Officer	Title	Number of Performance Units	Value of Performance Units if Threshold Goal is Achieved	Value of Performance Units if Target Goal is Achieved	Value of Performance Units if Maximum Goal is Achieved

Bret D. Scholtes	Chief Executive Officer and President	330,000	$165,000	$330,000	$660,000

Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	136,000	$68,000	$136,000	$272,000

John D. Held	Executive Vice President, General Counsel and Secretary	130,000	$65,000	$130,000	$260,000

Dr. Mark E. Griffin	President – Animal Nutrition	130,000	$65,000	$130,000	$260,000

Restricted Stock Awards

On March 8, 2016 the Board awarded the following grants of restricted common stock under the Company’s 2015 Long-Term Incentive Plan to the NEOs listed below:

Officer	Title	Number of Shares	Fair Market Value of Shares on Date of Grant

Bret D. Scholtes	Chief Executive Officer and President	15,965	$330,000

Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	6,579	$136,000

John D. Held	Executive Vice President, General Counsel and Secretary	6,289	$130,000

Dr. Mark E. Griffin	President – Animal Nutrition	6,289	$130,000

These shares will vest in one-third increments on the anniversary of the date of grant and have a value of $20.67 per share, the Fair Market Value (as defined in the 2015 Long-Term Incentive Plan) on the date of grant. The grants were made pursuant to the form of Restricted Stock Agreement attached hereto as Exhibit 10.2.

The foregoing description of the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Stock Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Cash Bonuses for 2015

On March 8, 2016 the Board approved the following cash bonuses in connection with 2015 performance to be paid to the NEOs listed below:

Officer	Title	Cash Bonus

Bret D. Scholtes	Chief Executive Officer and President	$736,505

Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	$315,221

John D. Held	Executive Vice President, General Counsel and Secretary	$327,343

Dr. Mark E. Griffin	President – Animal Nutrition	$338,343

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

	10.1	Omega Protein Corporation 2016 Cash Incentive Performance Unit Plan

	10.2	Form of Award of Restricted Stock Agreement for March 8, 2016 grants of restricted stock awards

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: March 11, 2016	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel
and Secretary